UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2014

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 3, 2014, Horizon Bancorp (“Horizon”) completed its previously announced acquisition of SCB Bancorp, Inc. (“SCB”) pursuant to an Agreement and Plan of Merger, dated as of November 12, 2013, between Horizon and SCB. At the effective time of the acquisition, SCB merged with and into Horizon, with Horizon surviving the merger, and Summit Community Bank, a Michigan-chartered commercial bank and wholly-owned subsidiary of SCB, merged with and into a wholly-owned subsidiary of Horizon, Horizon Bank, N.A., with Horizon Bank N.A. as the surviving bank.

Additional details about the merger are included in the press release that Horizon issued on April 3, 2014, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued on April 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 3, 2014	Horizon Bancorp

	By:	/s/ Craig M. Dwight
Craig M. Dwight, Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description	Location
99.1	Press release issued on April 3, 2014	Attached